Exhibit 99.1

Xponential Fitness Announces Appointment of Mark King as Chief Executive Officer

IRVINE, Calif., (BUSINESS WIRE) June 17, 2024 - Xponential Fitness, Inc. (NYSE: XPOF) (the “Company” or “Xponential Fitness”), one of the leading global franchisors of boutique health and wellness brands, today announced that its Board of Directors has unanimously appointed Mark King as Chief Executive Officer effective June 17, 2024. Mr. King will also join the Company’s Board of Directors. At that time, Brenda Morris will cease serving as Interim CEO but will continue to serve as a member of the Company’s Board of Directors.

Mr. King is a highly innovative, growth-oriented leader with an established track record scaling iconic global consumer brands and franchisors. Most recently, as CEO of Taco Bell, he led the franchisor to positive same-store sales growth in each quarter but one under his leadership while simultaneously opening more than 1,400 new franchise locations. He was also integral to the acceleration of Taco Bell’s international growth and was credited with establishing a healthy domestic franchise system. Prior to Taco Bell, Mark was the President of Adidas North America where he doubled market share and tripled sales in four years. Before Adidas, Mark built a career at TaylorMade where he rose from a territory sales representative to CEO. During Mark’s tenure he grew TaylorMade into the leading and most profitable golf company in the world.

Mr. King is currently on the Board of Directors for Party City. He holds a Bachelor of Business Administration from the University of Wisconsin-Green Bay.

“The Board is confident that Mark’s extensive track record growing global brands and strengthening franchise systems will enable Xponential to expand its global leadership position in Health & Wellness,” said Mark Grabowski, Chairman of Xponential Fitness. “Mark is a brand builder and innovator and his approach to fostering customer centric cultures and supporting franchisee success is a perfect fit for the company. I look forward to working with him to deliver long-term value for our stakeholders.”

“I am honored to become CEO of Xponential Fitness and am excited to begin working with this world class team of employees and franchisees as we continue the company’s mission to make health and wellness accessible to everyone,” said Mark King. “We have a strong portfolio of brands that are category leaders and as one of the leading franchisors in the Health & Wellness space, we are ideally positioned to continue to profitably grow our global footprint. I look forward to getting to know the Xponential team and franchisees over the coming months and driving value for our employees, franchisees and shareholders.”

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to make health and wellness accessible to everyone, the Company operates a diversified platform of nine brands spanning across verticals including Pilates, indoor cycling, barre, stretching, dancing, boxing, strength training, metabolic health, and yoga. In partnership with its franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states and 22 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, the largest assisted stretching brand in the United States offering one-on-one and group stretching services; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; Rumble, a boxing-inspired full body workout; BFT, a functional training and strength-based program; and Lindora, a leading provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to the Company’s ability to benefit from Mr. King’s experience and expertise. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2023 filed by Xponential with the SEC and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

(310) 829-5400

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